                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


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                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JUNE 10, 1998
                                                        ---------------


                         BAY VIEW CAPITAL CORPORATION
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            (Exact name of registrant as specified in its charter)


    DELAWARE                         0-17901                        94-3078031
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(State or other              (Commission File Number)             (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                          No.)


1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA                              94404
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(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code (650) 573-7300
                                                          --------------



                                      N/A
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

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Item 5.   Other Events.
          ------------

     On June 10, 1998, Bay View Capital Corporation (the "Company"), a Delaware corporation, announced the execution of a stock purchase agreement (the "Agreement") by and among the Company, Bay View Bank, a wholly owned subsidiary of the Company, Pacific USA Holdings Corp, a Texas corporation ("PUSA"), Pacific Financial Group, Inc., a Delaware corporation and a wholly owned subsidiary of PUSA ("Pacific Financial"), PSB Consumer Finance Corp., a Nevada corporation and a wholly owned subsidiary of Pacific Southwest Bank (a wholly owned subsidiary of Pacific Financial) ("Consumer") and PSB Lending Corp., a Nevada corporation and a wholly owned subsidiary of Consumer ("PSB Lending").

     Under the terms of the Agreement, Bay View Bank is to acquire all of the outstanding shares of common stock of PSB Lending (the "PSB Shares"). Prior to the closing of the acquisition transaction, Consumer may dividend the PSB Shares to Pacific Financial so that Pacific Financial would be the seller of the PSB Shares (the holder of the PSB Shares as of the closing date is herein referred
to as the "Seller").   On the closing date, Bay View Bank will pay to the Seller
$50 million in cash and 3,147,128 shares of Company common stock and the associated rights under the Company's Stockholder Protection Rights Agreement. In addition, the Seller may be entitled to receive additional consideration under an earn-out arrangement of up to an indicated value of $150 million in cash and/or stock (the "Earn Out").

     The issuance of Company common stock is subject to regulatory approval of the Seller's acquisition of such shares. In the event regulatory approval is not obtained with respect to all or a portion of such shares, Bay View Bank will either, at the discretion of the Seller (and subject to regulatory approval), pay in lieu thereof (i) cash; (ii) Company common stock that has restricted voting rights pursuant to a voting agreement; or (iii) non-voting Company common stock (subject to approval of such a non-voting class by the Company's stockholders).

     The maximum Earn Out amount of $150 million is to be paid annually, if and as earned, through December 31, 2005. Seller will be entitled to receive as an Earn Out amount half of the amount by which the Company investment return exceeds 15% up to an investment return of 21%, and all of the amount by which the Company's investment return exceeds 21% (subject in both cases to the maximum Earn Out amount).

     PSB Lending will be held as a separate subsidiary of Bay View Bank. For Earn Out purposes, (i) PSB Lending income will not include goodwill charges arising from the acquisition, (ii) expenses that would be charged to a period prior to the closing date under GAAP will be charged to a calculation year that has not been completed, (iii) PSB Lending borrowings from Bay View Bank will be subject to an assumed interest rate of the one-year advance rate of the FHLB of San Francisco, reset quarterly, (iv) loans sold by PSB Lending to Bay View Bank prior to the closing date will be treated as assets of PSB Lending and (v) any new line of business of PSB Lending will not be taken into account.

     Earn Out amounts will be in cash or, at Seller's election (and subject to regulatory approvals), in Company common stock. If regulatory approval is not obtained with respect to the payment of Company common stock, the Seller may receive in lieu thereof Company common stock that has restricted voting rights pursuant to a voting agreement or Company non-voting common stock.

     If a "change in control" of the Company occurs, and the successor fails to execute a written confirmation or guaranty of its obligations under the Agreement, the Seller will be entitled to the difference between the maximum Earn Out amount ($150 million) and the amount of the Earn Out amounts previously paid. The change in control payment shall be paid in cash or a form of Company common stock as discussed above (or in the form of the consideration paid to the Company's stockholders in the change of control).

     A "change in control" will be deemed to occur upon any one of the following events: (i) the acquisition by any person or persons acting in concert of more than 24.9% of the then outstanding shares of Company common stock; (ii) the consummation of a merger or similar transaction which results in the stockholders of the Company immediately prior to consummation of the transaction owning less than 50% of the resulting entity following the consummation of such transaction; (iii) as a result of a proxy solicitation by a person or persons other than the Company's Board of Directors, a majority of the members of such Board are not Continuing Directors; or (iv) the sale of Bay View Bank, in each case during the Earn Out Period. The term "Continuing Director" is defined as a person who was a director of the Company as of the date of the Agreement or becomes a director and whose initial election or initial nomination for election was approved by a majority of the Continuing Directors then on the Company's Board of Directors.

     If prior to the end of the Earn Out Period, more than 5% of PSB is sold in a public or private transaction (or is spun off to the Company's stockholders), the Company shall be obligated to pay to the Seller the difference between the maximum Earn Out amount ($150 million) and the amount of the Earn Out amounts previously paid upon such sale of PSB. If the PSB sale occurs within two calendar years of the closing date, the Company shall also be obligated to pay to Seller, (i) in the event the sale of PSB is a private transaction with a third party, a cash payment equal to 20% of the difference between the gross sale price of PSB to the third party and $300 million or (ii) in the event PSB is sold in a public offering or a spinoff of PSB, a cash payment equal to 20% of the difference between the implied market capitalization of PSB and $300 million within 25 days of the consummation of such public offering or spinoff of PSB. The "implied market capitalization" is determined by multiplying the average closing price per share of PSB Lending common stock for the 20 trading day period commencing on the initial public offering date or spinoff payment date, by the number of shares issued and outstanding on a fully diluted basis upon consummation of the public offering or spin off.

     The closing of the stock purchase transaction is to occur between October 1, 1998 and December 31, 1998. The closing is subject to the satisfaction or waiver of certain conditions, including but not limited to: (i) adoption of the Agreement by the Company's stockholder's; (ii) approval of the transactions contemplated by the Agreement by regulatory authorities; (iii) certification by the parties as to the accuracy of the representations and warranties contained in the Agreement, the performance of all obligations required under the Agreement and the absence of any material adverse change in the condition of the parties; (iv) the receipt of opinions of counsel; (v) PSB Lending having a minimum tangible net worth of $25,000,000; and (vi) PSB Lending having either (A) during the period from the date of the Agreement through the closing date sold at least $600 million in principal amount of Eligible Loan Production (as defined in the Agreement), or (B) during the two full calendar months ending prior to the closing date sold at least $160 million in principal amount of Eligible Loan Production to Bay View Bank.

     Pursuant to the Agreement and subject to agreement by the parties on final documentation, (i) the Company agreed to purchase from PSB Lending for $43 million in cash a senior interest in certain residual interests in a securitized pool of high cumulative-loan-to-value home equity loans (the "Residual Interests"), (ii) PUSA agreed to purchase from PSB Lending for $50 million a subordinate interest in the Residual Interests, and (iii) the Company agreed to loan PUSA $50 million. If the Company and PUSA do not agree on final documentation with respect to these transactions by June 30, 1998 (subject to the right of the Company to extend such deadline to July 7, 1998 if it escrows the $93 million in cash it is to deliver in connection with such transactions), either the Company or PUSA may terminate the Agreement.

     The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 2 to this Report and incorporated by reference herein.

     A copy of the Company's press release announcing the execution of the Agreement is filed as Exhibit 99.1 to this report and incorporated by reference herein. Certain additional information is filed as Exhibit 99.2 to this Report and incorporated by reference herein.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

     (c)  Exhibits

     2         Stock Purchase Agreement

     99.1      Press Release

     99.2      Additional Information

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BAY VIEW CAPITAL CORPORATION



Date: June 12, 1998                    By: DAVID A. HEABERLIN
                                           -----------------------------
                                           David A. Heaberlin
                                           Executive Vice President and
                                           Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------
2            Stock Purchase Agreement

99.1         Press Release

99.2         Additional Information

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